Exhibit 3.42

BY-LAWS

OF

WINDROCK, INC.

ARTICLE I

Offices

Section 1. The principal office of this corporation shall be located at 835 Innovation Drive, Knoxville, Tennessee 37932 (Knox County).

Section 2. The corporation may also have offices at such other places within or without the State of Tennessee as the business of the corporation may require.

ARTICLE II

Seal

This corporation does not adopt a seal. The signature of the President of the corporation, attested to by the Secretary of the corporation, shall be sufficient to bind the corporation.

ARTICLE III

Stockholders Meetings

Section 1. The Annual Meeting of the stockholders shall be held upon the date fixed by the Board of Directors. Such meetings may be held at the offices of the corporation or at any other place within or without the State of Tennessee as designated from time to time by the directors and stated in the notice of the meeting.

Section 2. Special meetings of the stockholders may be called at any time by the Board of Directors, the President, or by the Secretary upon the written request of stockholders owning at least twenty-five percent (25%) of all of the shares outstanding and entitled to vote.

Special meetings may be held at the offices of the corporation or at any other place within or without the State of Tennessee. Business transacted at all special meetings shall be confined to the objects stated in the notice of or call therefor.

Section 3. Written or printed notice stating the place, day and hour of any stockholders meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail to each shareholder entitled to vote at the meeting by the Secretary at the direction of the President, Board of Directors, or the holders of not less than twenty-five percent (25%) of all the shares entitled to vote at such meeting. Such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. After a quorum has been established, the withdrawal of any shareholder after the commencement of the meeting shall not void the quorum. If, however, such majority is not present or represented at any meeting of the stockholders, those who do attend may adjourn the meeting until the requisite amount of voting stock shall be represented by shareholders who are present in person or by proxy. At such adjourned meeting at which the requisite amount of voting stock is represented, any business may be transacted which might have been transacted at the meeting originally called. Every meeting of the stockholders may adjourn from time to time until its business is completed.

Section 5. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

Section 6. Subject to the provisions of Section 5 of this ARTICLE III, each stockholder shall have one (1) vote for each share of stock registered in his or her name on the books of the corporation. All questions shall be decided by the vote of the stockholders who hold a majority of the stock represented at the meeting unless a greater number is required by statute, in which case the minimum number of votes required by statute for the taking of the particular action shall be required.

Section 7. There shall be kept a record of the proceeding of all meetings of the stockholders which shall be verified by the signatures of the President or other person presiding at the meeting and the Secretary or Acting Secretary for the meeting.

Section 8. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE IV

Board of Directors

Section 1. The business, property and affairs of the corporation shall be managed and controlled by the Board of Directors, and such Board may exercise all powers of the corporation and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

The Board of Directors shall consist of not less than three (3) nor more than five (5) persons who need not be stockholders of the corporation. In the event there are fewer than three (3) stockholders, the number of directors may be less than three (3), but not less than the number of stockholders of record. Each director shall be elected for a term not to exceed three (3) years and until his successor shall be elected and qualified. The directors shall be elected at each Annual Meeting of the stockholders.

Section 2. A majority of the Board shall constitute a quorum and may conduct all of the business which the Board is empowered to conduct.

Section 3. The Annual Meeting of the directors shall be held without notice each year immediately following the Annual Meeting of the stockholders as determined pursuant to ARTICLE III, Section 1, hereof.

Section 4. The stockholders may, at any meeting called for such purpose, remove any director and fill the vacancy until the next Annual Meeting. If a vacancy occurs in the Board from any cause other than removal by the stockholders, such vacancy may be filled by the Board until the next Annual Meeting of the stockholders.

Section 5. Special Meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by any two (2) directors.

Special meetings of the Board of Directors must be preceded by at least two (2) days notice of the date, time, and place of the meeting. Attendance of a director at a meeting shall constitute of waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. The Board of Directors shall keep a record of its proceedings, which shall be verified by the signatures of the Chairman and Secretary of the meeting. The Board of Directors will also cause regular and correct books of account to be kept for the corporation.

Section 7. Each director shall have on (1) vote at meetings of the Board of Directors regardless of the number of shares of stock, if any, he may own.

Section 8. No salary shall be paid to directors for their services as directors, but the Board may by resolution authorize the payment of a fixed sum and expenses for attendance at any regular or special meeting of the Board.

ARTICLE V

Officers

Section 1. The officers of the corporation shall be:

(a) The President, who shall be the active executive officer of the corporation and, subject to the supervision of the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board are carried into effect. The chairman shall preside at all meetings of the stockholders and Board of Directors.

The President shall have the general powers and duties customarily vested in the office of the President, including the signing of all documents on behalf of the corporation, and shall also do and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

(b) The Secretary, who shall keep the Minutes of all meetings of the Board of Directors and stockholders. The Secretary shall give such notices to the directors and stockholders as may be required by these By-Laws. The Secretary shall have charge of all books, papers, contracts and documents belonging to the corporation except those pertaining to the office of the Treasurer. The Secretary shall keep, or cause to be kept, a record showing the name and address, from time to time, of each stockholder of the corporation. The Secretary shall perform such other duties as may from time to time be assigned to the Secretary by the Board of Directors.

(c) The Treasurer, who shall have custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursement, and shall render to the President and the Board of Directors, at the regular meetings of the Board or whenever they may require it, an account of all of the Treasurer’s transactions as Treasurer and of the financial condition of the corporation.

Section 2. All of the officers of this corporation shall be under the supervision of the Board of Directors and the Board of Directors may designate additional powers and duties for any or all of such officers.

Section 3. The officers of this corporation shall be elected by the Board of Directors at each annual Meeting and shall hold office for one (1) year and thereafter until his or her successor has been elected or appointed an qualified. Any officer may be removed whenever in the judgement of the Board of Directors the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any of the person so removed. Election or appointment of an officer shall not of itself create contract rights. Any vacancy which may occur in any office shall be filled by the Board of Directors.

Section 4. The Board of Directors may appoint such other officers and agents as it shall deem necessary, including Vice Presidents, Assistant Secretaries and Assistant Treasurers, and shall designate the powers and duties of such officers and/or agents. Any of such officers and/or agents may be removed at any time by the Board Of Directors.

Section 5. Officers need not be stockholders or directors of the corporation.

Section 6. The Board of Directors shall from time to time fix the salaries of the officers and agents of this corporation and shall authorize the appropriate corporate officers to enter into contracts of employment with the officers and agents of this corporation.

Section 7. As many as two (2) offices of this corporation may be held by the same person, except that the offices of President and Secretary shall not be held by the same person at the same time.

ARTICLE VI

Stock

Section 1. The certificates of stock of the corporation shall be numbered and shall be entered on the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares, shall be signed by the President and Secretary.

Section 2. No shares shall be offered or issued without the approval of the Board of Directors which shall be entered in the Minutes. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof so far as the corporation is concerned.

Section 3. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit of that fact, and give the corporation a bond in such sum as the directors may require, not exceeding double the value of the stock, to indemnify the corporation against loss or liability on account of the alleged loss of any such certificate. In addition, the Board of Directors may in its discretion, require that advertisement be made for the lost certificate in such manner as it may direct. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued upon compliance with the foregoing provisions. It may be issued without requiring any bond when, in the judgment of the directors, it will be safe and proper so to do.

Section 4. It shall be within the power of the Board of Directors to designate a day for the closing of the stock transfer books of the corporation prior to any regular or special meeting of the stockholders.

ARTICLE VII

Dividends

Section 1. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares, in cash, property, or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent.

Section 2. No dividend may be declared or paid which violates the statutes of the State of Tennessee pertaining to corporate dividends.

ARTICLE VIII

Fiscal Year

This corporation shall conduct its financial operations on a calendar year basis.

ARTICLE IX

Indemnification of Directors, Officers and Employees

Section 1. General. Every person (and the heirs and legal representatives of such person) who is or was a director, officer or employee of the corporation or of any other corporation which he or she serves or served as such at the request of the corporation and of which the corporation directly or indirectly is or was a stockholder or creditor, or in which, or in the stocks, bonds, securities, or other obligations of which, it is or was in any way interested, may in accordance with Section 2 of this ARTICLE IX be indemnified by the corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit, or other proceeding (whether brought by or in the right of the corporation or such other corporation or otherwise), civil, criminal, administrative, or investigative, including any appeal relating thereto, in which he or she may become involved, as a party or otherwise, by reason of being or having been a director, officer, or employee of the corporation or such other corporation, or by reason of any action taken or not taken in the capacity as such director, officer, or employee, whether or not he or she continues to be such at the time such liability or expense is incurred, provided (a) in the case of a claim, action, suit, or other proceeding brought by or in the right of the corporation to procure a judgment in its favor, that such person has not been adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation; and (b) such person acted in good faith for a purpose which they reasonably believed to be in the best interest of the corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding had no reasonable cause to believe that their conduct was unlawful. Indemnification pursuant to this ARTICLE IX, however, shall (i) not include any amount payable by such person to the corporation in satisfaction of any judgement or settlement, and (ii) be reduced by the amount of any other’ indemnification or reimbursement of such person in respect of the liability and expense with respect to which indemnification is claimed. As used in this ARTICLE IX, the terms “liability” and “expense” shall include, but shall not be limited to, counsel fees and disbursement and amount of judgements, fine, or penalties against, and amounts paid in settlement by, such person. The termination of any claim, action, suit, or other proceeding, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that such person did not meet the standards of conduct set forth in this paragraph.

Section 2. Determination of Entitlement to Indemnification. Every person (and the heirs and legal representatives of such person) referred to in Section 1 of this ARTICLE IX, who has been wholly successful, on the merits, with respect to any claim, action, suit, or other proceeding of the character described in said Section 1 shall be entitled to indemnification as provided in said Section 1 as of right. Except as provided in the preceding sentence, any indemnification under said Section 1 shall be made at the discretion of the corporation, but only if either (a) the Board of Directors, acting by a quorum consisting of directors who are not parties to (or who have been wholly successful with respect to) such claim, action, suit, or other proceeding, shall find that such person has met the standards of conduct set forth in said Section 1, or (b) independent legal counsel (who may be regular counsel or the corporation) shall deliver to the corporation their written advice that, in their opinion, such person has met such standards.

Section 3. Advancement of Expenses. Expenses incurred with respect to any claim, suit, or other proceeding of the character described in Section 1 of this ARTICLE IX may be advanced by the corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he or she is entitled to indemnification under this ARTICLE IX.

Section 4. Rights not Exclusive. The rights of indemnification provided in the ARTICLE IX shall be in addition to any rights to which any person (or the heirs or legal representatives of such person) referred to in Section 1 of this ARTICLE IX may otherwise be entitled by contract or as a matter of law and shall be available whether or not the claim asserted against such person is based on matters which antedate the adoption of this ARTICLE IX.

ARTICLE X

Waiver of Notice

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

Amendments

These By-Laws may be amended or repealed by the corporation’s Board of Directors.